Exhibit 99.1

Dana Reports Strong Full-Year 2011 Results:

Net Income and Sales Increase Significantly

•	Net income reached $219 million versus $11 million in 2010

•	Increased sales by 24 percent over 2010

•	Generated free cash flow of $174 million on adjusted EBITDA of $765 million

•	More than doubled diluted adjusted earnings per share to $1.66

•	Completed investments in China, India, Brazil, and Europe; ended 2011 with $1.4 billion of liquidity and strong balance sheet

•	Awarded more than $1 billion in cumulative net new business for 2011-2015

MAUMEE, Ohio – February 21, 2011 – Dana Holding Corporation (NYSE: DAN) today announced its full-year and fourth-quarter 2011 results. Full-year net income was $219 million, compared to $11 million the previous year. Diluted adjusted earnings per share more than doubled to $1.66 from $0.79 in 2010, and sales increased 24 percent year-over-year to $7.6 billion.

Stronger sales were primarily driven by higher vehicle production volumes and acquisitions; the latter accounted for more than $400 million in additional sales. Higher sales, significant material cost recovery, and cost reductions boosted the company’s earnings in 2011, more than offsetting increased raw material prices.

Dana reported adjusted EBITDA of $765 million last year, up 38 percent over 2010. Adjusted EBITDA as a percent of sales for the year was 10.1 percent, compared to 9.1 percent in 2010 and 6.2 percent in 2009.

The company generated free cash flow of $174 million in 2011, the third consecutive year of positive results in this area. Dana maintained a strong balance sheet and had $1.4 billion of liquidity at year-end while continuing to invest in its operations, expand its footprint through acquisitions, and complete debt refinancing.

“I’m pleased to say the Dana team delivered stronger results in 2011,” said company President and Chief Executive Officer Roger J. Wood. “We improved in the key areas of product quality, delivery, and innovation. And, we improved both top- and bottom-line results to position the company to drive shareholder value going forward.”

“The net new business of more than $1 billion is especially gratifying, as it illustrates a vote of confidence by customers in the quality, performance, and innovation of our products. These new programs awarded in 2011 were from customers in all vehicle markets – light, commercial, and off-highway – and in all geographic regions.”

Sales for the fourth quarter were $1.9 billion, up $348 million over the same period in 2010. Adjusted EBITDA for the quarter was $183 million, up $40 million over the same period one year ago. Fourth-quarter free cash flow was $115 million.

Greater Presence in Emerging Markets

In 2011, Dana completed three strategic transactions that considerably strengthened the position of its Commercial Vehicle Driveline business in the emerging markets of China, India, and Brazil. In China, the company acquired an additional 46-percent equity interest in Dongfeng Dana Axle Co., Ltd. (DDAC), its joint venture with Dongfeng Motor Co., Ltd., to achieve 50-percent ownership. DDAC had 2011 sales of $951 million and now represents Dana’s largest overseas axle manufacturing base.

In India, Dana acquired the heavy-duty axle business of Axles India Limited, key customers of which are Ashok Leyland and Mahindra & Mahindra. In Brazil, a strategic agreement with SIFCO S.A. positioned Dana as the leading full-line supplier of commercial vehicle drivelines in South America and added approximately $390 million of sales in 2011.

To support its growth in China, Dana also started construction of a technical center in Wuxi, Jiangsu, China. This center will provide advanced product and applications engineering for driveline, sealing, and thermal products.

New Product Technologies

Dana introduced several new product technologies in 2011 aimed at helping its original-equipment customers offer more fuel-efficient, better performing, and lower-maintenance vehicles. These included:

•	Spicer® Pro-40™ tandem drive axles for heavy-duty trucks, which, combined with Dana’s new one-piece aluminum driveshafts, cut vehicle weight by nearly 200 pounds;

•	Spicer LMSi™ hub system, which improves driveline reliability and extends maintenance intervals;

•	New off-highway vehicle transmissions – through Dana’s Italian-based joint venture with Bosch Rexroth AG – that are expected to produce fuel savings of up to 20 percent;

•	Passive and active warm-up units, which can cut fuel consumption by 5 percent by improving the cold-start phase of gasoline engines;

•	Air-cooled battery technology, which combined with Dana’s liquid-cooled solutions, are now part of 20 electric and hybrid-electric platforms; and

•

New drive axles and transmissions, respectively, for heavy-vehicle customers in India and Russia, as well as improved axle product solutions for North American truck manufacturers to help meet a new braking-distance regulation.

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Aftermarket Growth Steps

To continue growing its aftermarket business, Dana opened a new distribution center in Gÿor, Hungary, and further expanded its product offering. The facility in Hungary handles replacement parts for the off-highway market and, later in 2012, will be complemented by additional distribution centers in Mexico and China.

New products for aftermarket customers introduced in 2011 included full Dana axles (“crate axles”) that include the carrier, housing, and gearing, and the new SVL™ drivetrain product line – tested and validated by Dana – aimed at older, post-warranty vehicles.

Operational Momentum

“Among the lesser known, but just as important results Dana achieved in 2011 were the safety, quality, and productivity improvements made by the individuals and teams inside our plants around the world,” Wood added.

For a second consecutive year, the company’s global production facilities achieved world-class quality in products delivered to customers – with an aggregate single-digit PPM (defective parts per million) result in 2011. Through the Dana Operating System – and more than 700 continuous-improvement workshops – Dana employees made significant gains in other key areas such as safety, productivity, inventory reduction, and machine changeover time.

2012 Financial Targets

As previously announced, Dana has established the following targets for 2012:

•	Sales growth of at least 5 percent,

•	Adjusted EBITDA of $845 million to $865 million,

•	Adjusted EBITDA as a percent of sales of 10.5 percent to 11 percent,

•	Diluted adjusted EPS of $1.95 to $2.05,

•	Capital spending of $225 million to $250 million, and

•	Free cash flow of more than $200 million, excluding a special one-time pension contribution of $150 million.

“In 2012, we expect to continue generating positive free cash flow while increasing investments in the business and increasing earnings. Our goal remains to consistently generate increased shareholder value every year,” Wood said.

Dana to Host Conference Call at 10:30 a.m. Today

Dana will discuss its full-year and fourth-quarter results in a conference call at 10:30 a.m. EST today. Participants may listen to the conference call via audio streaming online or telephone. Slide viewing is available via Dana’s investor website – www.dana.com/investors. United States and Canadian locations should dial 888-311-4590 and international locations should call 1-706-758-0054, and enter 46201111. Please ask for the “Dana Holding Corporate Financial Webcast and Conference Call.” Phone registration will be available starting at 10 a.m.

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An audio recording of the webcast will be available after 5 p.m. today; dial 855-859-2056 (U.S. or Canada) or 404-537-3406 (international) and enter 46201111. A webcast replay will be available after 5 p.m. today, and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, which we have defined to be earnings before interest, taxes, depreciation, amortization, non-cash equity grant expense, restructuring expense and other nonrecurring items (gain/loss on debt extinguishment or divestitures, impairment, etc.). The most significant impact on Dana’s ongoing results of operations as a result of applying fresh start accounting following our emergence from bankruptcy was higher depreciation and amortization. By using adjusted EBITDA, a performance measure that excludes depreciation and amortization, the comparability of results is enhanced. Management also believes that adjusted EBITDA is an important measure since the financial covenants in our debt agreements are based, in part, on adjusted EBITDA. Adjusted EBITDA should not be considered a substitute for income (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure that we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding restructuring expense, amortization expense and nonrecurring items (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure that we have defined as cash provided by (used in) operating activities, excluding any bankruptcy claim-related payments, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

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Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Holding Corporation

Dana is a world-leading supplier of driveline, sealing, and thermal technologies that improve the efficiency and performance of passenger, commercial, and off-highway vehicles with both conventional and alternative-energy powertrains. The company’s global network of engineering, manufacturing, and distribution facilities provides original-equipment and aftermarket customers with local product and service support. Based in Maumee, Ohio, Dana employs approximately 24,500 people in 26 countries and reported 2011 sales of $7.6 billion. For more information, please visit: www.dana.com.

Investor Contact	Media Contact
Craig Barber: 419.887.5166	Chuck Hartlage: 419.887.5123

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DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended December 31, 2011 and 2010

	Three Months Ended December 31,
(In millions except per share amounts)	2011	2010
Net sales	$1,907	$1,559
Costs and expenses
Cost of sales	1,693	1,387
Selling, general and administrative expenses	92	110
Amortization of intangibles	19	15
Restructuring charges, net	22	13
Other income, net	4	(8)

Income before interest and income taxes	85	26
Interest expense	20	21

Income before income taxes	65	5
Income tax (expense) benefit	6	(21)
Equity in earnings of affiliates	4	4

Net income (loss)	75	(12)
Less: Noncontrolling interests net income	4	1

Net income (loss) attributable to the parent company	71	(13)
Preferred stock dividend requirements	8	8

Net income (loss) available to common stockholders	$63	$(21)

Net income (loss) per share available to parent company common stockholders:
Basic	$0.43	$(0.14)
Diluted	$0.33	$(0.14)
Weighted-average common shares outstanding
Basic	147.3	142.6
Diluted	214.1	142.6

DANA HOLDING CORPORATION

Consolidated Statement of Operations

For the Year Ended December 31, 2011 and 2010

	Year Ended December 31,
(In millions except per share amounts)	2011	2010
Net sales	$7,592	$6,109
Costs and expenses
Cost of sales	6,697	5,450
Selling, general and administrative expenses	409	402
Amortization of intangibles	77	61
Restructuring charges, net	87	73
Impairment of long-lived assets	5
Other income, net	58	1

Income before interest and income taxes	375	124
Interest expense	79	89

Income before income taxes	296	35
Income tax expense	(85)	(31)
Equity in earnings of affiliates	21	11

Net income	232	15
Less: Noncontrolling interests net income	13	4

Net income attributable to the parent company	219	11
Preferred stock dividend requirements	31	32

Net income (loss) available to common stockholders	$188	$(21)

Net income (loss) per share available to parent company common stockholders:
Basic	$1.28	$(0.15)
Diluted	$1.02	$(0.15)
Weighted-average common shares outstanding
Basic	146.6	140.8
Diluted	215.3	140.8

DANA HOLDING CORPORATION

Consolidated Balance Sheet

As of December 31, 2011 and 2010

	December 31,
(In millions except share and per share amounts)	2011	2010
Assets
Current assets
Cash and cash equivalents	$931	$1,090
Marketable securities	56	54
Accounts receivable
Trade, less allowance for doubtful accounts of $8 in 2011 and $11 in 2010	979	816
Other	193	184
Inventories	784	708
Other current assets	106	81

Total current assets	3,049	2,933
Goodwill	100	104
Intangibles	400	352
Other noncurrent assets	273	238
Investments in affiliates	198	123
Property, plant and equipment, net	1,285	1,351

Total assets	$5,305	$5,101

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$71	$167
Accounts payable	942	779
Accrued payroll and employee benefits	150	144
Accrued restructuring costs	33	28
Taxes on income	46	38
Other accrued liabilities	251	251

Total current liabilities	1,493	1,407
Long-term debt	831	780
Pension and postretirement obligations	762	740
Other noncurrent liabilities	381	388

Total liabilities	3,467	3,315
Commitments and contingencies
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized
Series A, $0.01 par value, 2,500,000 shares outstanding	242	242
Series B, $0.01 par value, 5,221,199 and 5,311,298 shares outstanding	511	520
Common stock, $0.01 par value, 450,000,000 shares authorized, 147,319,438 and 144,126,032 outstanding	1	1
Additional paid-in capital	2,643	2,613
Accumulated deficit	(1,001)	(1,189)
Treasury stock, at cost (645,734 and 379,631 shares)	(9)	(4)
Accumulated other comprehensive loss	(650)	(496)

Total parent company stockholders’ equity	1,737	1,687
Noncontrolling equity	101	99

Total equity	1,838	1,786

Total liabilities and equity	$5,305	$5,101

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended December 31, 2011 and 2010

	Three Months Ended December 31,
(In millions)	2011	2010
Cash flows – operating activities
Net income (loss)	$75	$(12)
Depreciation	54	58
Amortization of intangibles	22	19
Amortization of deferred financing charges and original issue discount	1	5
Unremitted earnings of affiliates	(3)	(2)
Stock compensation expense	3	7
Deferred income taxes	(17)
Pension contributions in excess of expense	(11)	(43)
Change in working capital	62	43
Other, net	(2)	(5)

Net cash flows provided by operating activities (1)	184	70

Cash flows – investing activities
Purchases of property, plant and equipment (1)	(69)	(58)
Payments to acquire interest in equity affiliates	(8)
Proceeds from sale of business	1	5
Other	(11)	9

Net cash flows provided by (used in) investing activities	(87)	(44)

Cash flows – financing activities
Net change in short-term debt	1	(7)
Proceeds from long-term debt	1
Repayment of long-term debt	(1)	(2)
Dividends paid to preferred stockholders	(8)	(34)
Dividends paid to noncontrolling interests	(4)	(1)
Other	(1)	6

Net cash flows used in financing activities	(12)	(38)

Net increase (decrease) in cash and cash equivalents	85	(12)
Cash and cash equivalents – beginning of period	851	1,085
Effect of exchange rate changes on cash balances	(5)	17

Cash and cash equivalents – end of period	$931	$1,090

(1)	Free cash flow of $115 in 2011 and $12 in 2010 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2011 and 2010

	Year Ended December 31,
(In millions)	2011	2010
Cash flows – operating activities
Net income	$232	$15
Depreciation	217	238
Amortization of intangibles	90	76
Amortization of deferred financing charges and original issue discount	6	25
Impairment of long-lived assets	5
Loss on extinguishment of debt	53	7
Gain on sale of equity investments	(60)
Unremitted earnings of affiliates	(18)	(9)
Stock compensation expense	12	18
Deferred income taxes	(14)	(10)
Pension contributions in excess of expense	(15)	(30)
Reorganization-related tax claim payment (1)		(75)
Change in working capital	(121)	33
Other, net	(17)	(1)

Net cash flows provided by operating activities (1)	370	287

Cash flows – investing activities
Purchases of property, plant and equipment (1)	(196)	(120)
Acquisition of businesses	(163)
Payments to acquire interest in equity affiliates	(132)
Proceeds from sale of equity investments	136
Proceeds from sale of business	16	118
Other	(5)	19

Net cash flows provided by (used in) investing activities	(344)	17

Cash flows – financing activities
Net change in short-term debt	26	6
Proceeds from long-term debt	765	52
Repayment of long-term debt	(880)	(137)
Deferred financing payments	(26)
Dividends paid to preferred stockholders	(31)	(66)
Dividends paid to noncontrolling interests	(9)	(7)
Other	7	8

Net cash flows used in financing activities	(148)	(144)

Net increase (decrease) in cash and cash equivalents	(122)	160
Cash and cash equivalents – beginning of period	1,090	888
Effect of exchange rate changes on cash balances	(37)	42

Cash and cash equivalents – end of period	$931	$1,090

(1)	Free cash flow of $174 in 2011 and $242 in 2010 is the sum of net cash provided by operating activities (exclusive of reorganization-related claims payments) reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Three Months Ended December 31, 2011 and 2010

	Three Months Ended December 31,
(In millions)	2011	2010
SALES
Light Vehicle Driveline	$680	$626
Power Technologies	250	230
Commercial Vehicle	576	374
Off-Highway	388	316
Structures	12	13
Other	1

Total Sales	$1,907	$1,559

Segment EBITDA
Light Vehicle Driveline	$62	$58
Power Technologies	31	30
Commercial Vehicle	59	35
Off-Highway	32	29
Structures		(2)

Total Segment EBITDA	184	150
Corporate expense and other items, net	(1)	(7)

Adjusted EBITDA	$183	$143

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA

For the Year Ended December 31, 2011 and 2010

	Year Ended December 31,
(In millions)	2011	2010
SALES
Light Vehicle Driveline	$2,696	$2,397
Power Technologies	1,042	927
Commercial Vehicle	2,245	1,463
Off-Highway	1,560	1,131
Structures	48	188
Other	1	3

Total Sales	$7,592	$6,109

Segment EBITDA
Light Vehicle Driveline	$262	$227
Power Technologies	139	125
Commercial Vehicle	218	139
Off-Highway	166	98
Structures	1	6

Total Segment EBITDA	786	595
Corporate expense and other items, net	(21)	(42)

Adjusted EBITDA	$765	$553

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended December 31, 2011 and 2010

	Three Months Ended December 31,
(In millions)	2011	2010
Segment EBITDA	$184	$150
Corporate expense and other items, net	(1)	(7)

Adjusted EBITDA	183	143
Depreciation	(54)	(58)
Amortization of intangibles	(22)	(19)
Restructuring	(22)	(13)
Warranty settlement		(25)
Strategic transaction and other expenses	(5)	(5)
Loss on sale of assets and impairments	(1)	4
Stock compensation expense	(3)	(5)
Foreign exchange on intercompany loans and market value adjustments on forwards	2	(5)
Interest expense	(20)	(21)
Interest income	7	9

Income before income taxes	65	5
Income tax expense	6	(21)
Equity in earnings of affiliates	4	4

Net income	$75	$(12)

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA to Net Income

For the Year Ended December 31, 2011 and 2010

	Year Ended December 31,
(In millions)	2011	2010
Segment EBITDA	$786	$595
Corporate expense and other items, net	(21)	(42)

Adjusted EBITDA	765	553
Depreciation	(217)	(238)
Amortization of intangibles	(90)	(76)
Restructuring	(87)	(73)
Loss on extinguishment of debt	(53)	(7)
Gain on sale of equity investments	60
Warranty settlement		(25)
Strategic transaction and other expenses	(14)	(5)
Loss on sale of assets and impairments	(7)	(3)
Stock compensation expense	(8)	(14)
Foreign exchange on intercompany loans, Venezuelan currency devaluation and market value adjustments on forwards	(1)	(18)
Interest expense	(79)	(89)
Interest income	27	30

Income before income taxes	296	35
Income tax expense	(85)	(31)
Equity in earnings of affiliates	21	11

Net income	$232	$15

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended December 31, 2011 and 2010

	Three Months Ended December 31,
(In millions except per share amounts)	2011	2010
Net income attributable to parent company	$71	$(13)
Restructuring charges (1)	18	10
Amortization of intangibles (1)	19	15
Non-recurring items (1)	(18)	32

Adjusted net income	$90	$44

Diluted shares - as reported	214	143
Potentially dilutive shares		4
Conversion of preferred stock		66

Adjusted diluted shares	214	213

Diluted adjusted EPS	$0.42	$0.21

(1)	Amounts are net of associated tax effect.

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Year Ended Ended Deceember 31, 2011 and 2010

	Year Ended December 31,
(In millions except per share amounts)	2011	2010
Net income (loss) attributable to parent company	$219	$11
Restructuring charges (1)	78	64
Amortization of intangibles (1)	77	67
Non-recurring items (1)	(17)	26

Adjusted net income	$357	$168

Diluted shares - as reported	215	141
Potentially dilutive shares		5
Conversion of preferred stock		66

Adjusted diluted shares	215	212

Diluted adjusted EPS	$1.66	$0.79

(1)	Amounts are net of associated tax effect.